EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-283819) and Form S-8 (File Nos. 333-196360, 333-203152, 333-204690, 333-210239, 333-214785, 333-219125, 333-223747, 333-225396, 333-248536, 333-259621, 333-266923,  333-278352 and 333-280514) of Energous Corporation of our report dated February 27, 2025, relating to the financial statements as of and for the year ended December 31, 2024, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California
February 27, 2025